EdR Announces Leasing Results for 2017-2018 Lease Term

MEMPHIS, Tenn., Sept. 25, 2017 – EdR (NYSE: EDR), one of the nation’s largest developers, owners and managers of high quality collegiate housing communities, today announced its leasing results for the 2017-2018 lease term.

Same-community portfolio

EdR’s 30,387 bed same-community portfolio opened the 2017-2018 lease term 95.2% occupied, compared to prior year’s opening of 96.4%, with rate growth of 3.0%, resulting in overall rental revenue growth of 1.8%. This overall rental revenue growth is 120 basis points below the midpoint of prior guidance of 2.5% to 3.5% due to final occupancy being down 120 basis points (365 beds) compared to prior guidance of occupancy being flat to the prior year.

“While disappointed that we did not meet our same-community opening occupancy targets, we are pleased that we were able to maintain our targeted rate growth of 3%,” said Christine Richards, EdR’s executive vice president and chief operating officer. “Across our same-community portfolio, we saw our pricing power continue to improve with 69% of our communities achieving rate growth greater than 3%, compared to 58% last year and 48% two years ago.

“These results, along with the expectation that supply and enrollment growth dynamics in our markets for 2018 remain consistent with this year, bode well for a favorable leasing environment for the 2018-2019 lease term.”

University of Kentucky

EdR’s 6,850 same- and new-community beds at the University of Kentucky opened the 2017-2018 lease term 94.8% occupied. The 5,733 same-community beds opened 95.0% occupied and the 1,117 new-community beds opened 93.6% occupied.

New-community portfolio

EdR’s 5,144 bed new-community portfolio opened the 2017-2018 lease term 89.2% occupied, consistent with where the 2016-2017 new-community portfolio opened in the prior year.

“Given the location of these communities and the strength of the universities they serve, we expect that these communities will see increases in rental revenues in the 2018-2019 lease term,” said Randy Churchey, EdR chief executive officer.

Boise State University and Northern Michigan University

EdR’s 656 new-community beds at Boise State University are 99.4% leased and the 417 new community beds at Northern Michigan are 98.8% leased.

Other-communities

North Carolina State opened the 2017-2018 lease term 99.4% occupied compared to prior year of 89.2% and original guidance of 50%.

		Opening Occupancy		Year Over Year Change In
	Design Beds	2017	2016	Occupancy	Rate	Total Revenue

Same-Communities - by Tier
Prior Year Occupancy Below 90% (Tier 1)	4,046	83.4%	81.2%	2.2%	(2.6)%	(0.4)%
Prior Year Occupancy 90% to 96.9% (Tier 2)	3,697	92.8%	94.0%	(1.2)%	1.2%	—%
Prior Year Occupancy 97% and Above (Tier 3)	22,644	97.7%	99.5%	(1.8)%	3.9%	2.1%
Total Same-Communities	30,387	95.2%	96.4%	(1.2)%	3.0%	1.8%

Total Other-Communities	889	99.4%	89.2%	10.2%

Total New-Communities	5,144	89.2%
Total Communities	36,420	94.4%

About EdR

EdR (NYSE:EDR) is one of America’s largest owners, developers and managers of collegiate housing. EdR is a self-administered and self-managed real estate investment trust that owns or manages 87 communities with more than 46,000 beds serving 54 universities in 26 states. EdR is a member of the Russell 2000 Index, the S&P MidCap 400 and the Morgan Stanley REIT indices. For details, please visit the Company’s Web site at www.EdRtrust.com.

For more information, contact:
J. Drew Koester, Senior Vice President, Capital Markets and Investor Relations
901-259-2523 dkoester@EdRtrust.com

For media information or photography, contact:
Craig Wack, PR Coordinator
901-252-6809 cwack@EdRtrust.com

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